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                                                                    EXHIBIT 5(c)

                                                                January 22, 1999



United Rentals, Inc.
Four Greenwich Office Park
Greenwich, Connecticut  06830


          Re: Registration Statement on Form S-3, No. 333-64463 (the Registration Statement")

Gentlemen:

          The Registration Statement relates to, among other securities, 776,202 outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of United Rentals, Inc. (the "Company") that may from time to time be sold by the holders thereof. You have requested our opinion in connection with the Registration Statement.

          We have reviewed copies of the Amended and Restated Certificate of Incorporation of the Company (including amendments thereto), the By-laws of the Company, the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          We hereby consent to the reference to us under the caption "Validity of The Offered Securities" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                    Very truly yours,



                                    Ehrenreich Eilenberg Krause & Zivian LLP